UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

TANGO THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39485	85-1195036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Ave., Suite 901
Boston, MA	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857-320-4900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On August 6, 2026, Tango Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing that effective August 3, 2026, Barbara Weber, M.D.’s employment with the Company as its Executive Chair ended, and Dr. Weber is deemed to have resigned from all officer and board member positions, including as a member of the Company’s board of directors (the “Board”). As disclosed in the Original Form 8-K, the Company offered Dr. Weber the opportunity to receive certain benefits if Dr. Weber executes and does not revoke a separation agreement as set forth in her Amended and Restated Employment Agreement with the Company dated January 8, 2026 (the “Employment Agreement”).

The Company hereby amends Item 5.02 of the Original Form 8-K to include the terms of the executed separation agreement. Except as set forth herein, no other disclosure included in the Original Form 8-K is being amended by this Form 8-K/A.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2026, Dr. Weber and the Company executed the separation agreement (the “Separation Agreement”), which provides for Dr. Weber to receive: (i) severance pay at Dr. Weber’s current base salary through December 31, 2026, paid out in substantially equal installments, and (ii) reimbursement for any monthly COBRA premium payments up to December 31, 2026. In addition, the Separation Agreement provides for: (x) full acceleration of Dr. Weber’s outstanding option and restricted Stock Unit awards, subject to the approval of the Board’s Compensation Committee, (y) extension of the post-termination exercise period for any of Dr. Weber’s vested stock options as of August 3, 2026, along with the options subject to the acceleration of vesting as described above, to the earlier of August 3, 2027 or the original expiration date of the applicable option, and (z) a payment of a pro-rata portion of the annual incentive compensation that she would otherwise be entitled to receive, if any, based on Company and individual performance for 2026, which will be paid at the same time as annual incentive compensation payments are made to the Company’s active employees for 2026, no later than March 15, 2027. In order to receive the foregoing benefits, Dr. Weber must not revoke the Separation Agreement as set forth in the Employment Agreement.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On August 6, 2026, the Company issued a press release announcing Dr. Weber’s departure from the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section. Nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing, unless specifically stated so therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Separation Agreement, dated as of August 6, 2026 by and between the Company and Barbara Weber, M.D.

99.1	Press release, dated August 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tango Therapeutics, Inc.

Date: August 7, 2026	/s/ Malte Peters, M.D.
Malte Peters, M.D.
President and Chief Executive Officer